UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 30, 2009
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(formerly DCAP Group, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K for an event dated June 30, 2009 (the “Form 8-K”), Kingstone Companies, Inc. (formerly DCAP Group, Inc.) (the “Company" or “Kingstone”) completed the acquisition of Commercial Mutual Insurance Company (“CMIC”)  (renamed Kingstone Insurance Company) on July 1, 2009 pursuant to the conversion of CMIC from an advance premium cooperative to a stock property and casualty insurance company.  This Amendment No. 2 on Form 8-K/A amends and supplements the Form 8-K, as amended, to include financial statements of CMIC.  Pro forma financial information will be filed by further amendment.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The following financial statements required by Item 9.01(a) of Form 8-K are included:

(i)	Report of Independent Certified Public Accounting Firm

(ii)	Consolidated Balance Sheets of CMIC as of December 31, 2008, December 31, 2007 and June 30, 2009 (unaudited)

(iii)	Consolidated Statements of Income of CMIC for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 (unaudited) and 2008 (unaudited)

(iv)	Consolidated Statements of Cash Flows of CMIC for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 (unaudited) and 2008 (unaudited)

(v)	Consolidated Statement of Policyholders’ Surplus for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 (unaudited)

(vi)	Notes to Consolidated Financial Statements of CMIC

(b) Pro Forma Financial Information.

The following unaudited condensed consolidated pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment:

(i)	Selected Pro Forma Consolidated Financial Information*

(ii)	Unaudited Condensed Consolidated Pro Forma Balance Sheets of the Company as of December 31, 2008 and June 30, 2009*

___________
* To be filed by amendment.

(iii)	Unaudited Condensed Consolidated Pro Forma Statements of Operations of the Company for the year ended December 31, 2008 and the six months ended June 30, 2009*

(iv)	Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements*

___________
* To be filed by amendment.

Index to Consolidated Financial Statements

Page
Report of Independent Certified Public Accounting Firm	1
Consolidated Balance Sheets as of December 31, 2008 and 2007, and June 30, 2009 (unaudited)	2
Consolidated Statements of Income and Comprehensive Income for the years ended December 31, 2008 and 2007, and six months ended June 30, 2009 (unaudited) and 2008 (unaudited)	3
Consolidated Statements of Changes in Policyholders’ Surplus for the years ended December 31, 2008 and 2007, and six months ended June 30, 2009 (unaudited)	4
Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007, and six months ended June 30, 2009 (unaudited) and 2008 (unaudited)	5
Notes to Consolidated Financial Statements	6

Report of Independent Certified Public Accounting Firm

To the Board of Directors
Commercial Mutual Insurance Company

We have audited the accompanying consolidated balance sheets of Commercial Mutual Insurance Company and subsidiaries (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, changes in policyholders’ surplus and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and changes in policyholders’ surplus and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  Amper, Politziner & Mattia, LLP

Edison, New Jersey
November 11, 2009

Commercial Mutual Insurance Company and Subsidiaries
Consolidated Balance Sheets

	December 31,		June 30,
	2008	2007	2009
			(unaudited)
Assets
Short term investments	$1,213,460	$963,271	$811,738
Fixed-maturity securities, available for sale, at fair value
(amortized cost of $7,677,046, $4,807,848 and $9,091,704)	7,597,123	4,716,407	9,266,253
Equity securities, available-for-sale,
at fair value (cost of $1,097,193, $660,602 and $1,880,291)	903,717	739,979	1,823,045
Total investments	9,714,300	6,419,657	11,901,036
Cash and cash equivalents	5,248,159	4,481,698	1,327,057
Investment income receivable	59,120	44,748	70,216
Premiums receivable, net of of provision for uncollectible amounts	4,143,669	3,861,149	4,418,094
Receivables - reinsurance contracts	355,370	1,140,884	1,137,832
Reinsurance receivables, net of of provision for uncollectible amounts	17,722,546	15,259,804	20,049,199
Deferred acquisition costs	2,498,700	2,359,939	2,665,802
Deferred income taxes	899,266	603,673	475,782
Property and equipment, net of accumulated depreciation	1,414,871	1,255,265	1,369,570
Equities in pools and associations	194,912	188,232	191,136
Other assets	230,857	328,464	340,855
Total assets	$42,481,770	$35,943,513	$43,946,579

Liabilities
Loss and loss adjustment expenses	$15,587,000	$11,669,999	$16,191,784
Unearned premiums	13,047,510	12,148,484	13,879,374
Reinsurance balances payable	786,131	1,029,600	2,005,590
Deferred ceding commission revenue	3,270,164	3,120,077	2,700,376
Accounts payable, accrued liabilities and other liabilities	938,718	749,829	1,157,829
Income taxes payable	717,819	282,329	-
Other liabilities	267,974	200,536	4,994
Mortgage payable	542,443	597,642	-
Surplus notes	5,935,704	5,747,031	5,996,461
Total liabilities	41,093,463	35,545,527	41,936,408

Minority interest	-	129,600	-

Policyholders' Surplus
Special contingent surplus	839,816	783,219	868,898
Accumulated other comprehensive income	(148,214)	24,267	109,649
Unassigned surplus	696,705	(539,100)	1,031,624
Total policyholders' surplus	1,388,307	268,386	2,010,171

Total liabilities and policyholders' surplus	$42,481,770	$35,943,513	$43,946,579
See accompanying notes to consolidated financial statements.

Commercial Mutual Insurance Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income

	Year ended December 31,		Six months ended June 30,
	2008	2007	2009	2008
			(unaudited)
Revenues
Net premiums earned	$9,523,753	$7,713,781	$4,489,207	$4,667,623
Ceding commission revenue	5,835,593	4,745,620	4,157,347	2,685,296
Net investment income	354,913	435,589	163,644	200,083
Net realized (losses) on investments	(182,901)	-	(124,126)	-
Other income	555,413	477,640	189,350	332,048
Total revenues	16,086,771	13,372,630	8,875,422	7,885,050

Expenses
Loss and loss adjustment expenses	5,653,491	4,528,350	2,874,857	2,723,815
Commission expense	4,004,367	3,700,468	2,124,272	1,974,068
Other operating expenses	3,940,295	3,627,538	2,351,519	1,965,147
Depreciation	174,015	151,755	117,510	85,373
Interest expense	219,178	342,095	71,587	118,815
Total expenses	13,991,346	12,350,206	7,539,745	6,867,218

Income before income taxes	2,095,425	1,022,424	1,335,677	1,017,832
Income tax expense	803,023	309,247	437,607	373,317
Net income	1,292,402	713,177	898,070	644,515

Gross unrealized investment holding (losses) gains
arising during period	(261,335)	(23,594)	390,702	(130,669)
Less: reclassification adjustment for losses (gains)
included in net income	-	-	-	-
Income tax benefit (expense) related to items of
other comprehensive income	88,854	8,022	(132,839)	44,427
Comprehensive income	$1,119,921	$697,605	$1,155,933	$558,273

See accompanying notes to consolidated financial statements.

Commercial Mutual Insurance Company and Subsidiaries
Consolidated Statements of Changes in Policyholders’ Surplus

		Accumulated
	Special	Other		Total
	Contingent	Comprehensive	Unassigned	Policyholders'
	Surplus	Income	Surplus	Surplus
Balance at December 31, 2006	$728,102	$39,839	$(1,197,160)	$(429,219)
Net income	-	-	713,177	713,177
Adjustment to special contingent surplus	55,117	-	(55,117)	-
Net unrealized gains (losses) on securities
available for sale, net of income tax	-	(15,572)	-	(15,572)
Balance at December 31, 2007	$783,219	$24,267	$(539,100)	$268,386
Net income	-	-	1,292,402	1,292,402
Adjustment to special contingent surplus	56,597	-	(56,597)	-
Net unrealized gains (losses) on securities
available for sale, net of income tax	-	(172,481)	-	(172,481)
Balance at December 31, 2008	$839,816	$(148,214)	$696,705	$1,388,307
Net income	-	-	898,070	898,070
Adjustment to special contingent surplus	29,082	-	(29,082)	-
Net unrealized gains (losses) on securities
available for sale, net of income tax	-	257,863	-	257,863
Policyholder distribution upun demutualization	-	-	(534,069)	(534,069)
Balance at June 30, 2009 (unaudited)	$868,898	$109,649	$1,031,624	$2,010,171

See accompanying notes to consolidated financial statements.

Commercial Mutual Insurance Company and Subsidiaries
Consolidated Statements of Cash Flows

	Year ended December 31,		Six months ended June 30,
	2008	2007	2009	2008
			(unaudited)
Cash flows provided by (used in) operating activities:
Net income	$1,292,402	$713,177	$898,070	$644,515
Adjustments to reconcile net income to net cash provided
by (used in) operations:
Loss (gain) on sale of investments	182,901	-	(101,068)	-
Other-than-temporary-impairment loss on investments	-	-	225,192	-
Depreciation	174,015	151,755	117,510	85,373
Amortization of bond premium or discount	9,216	-	16,975	7,746
Accrued interest on surplus notes	188,672	300,000	60,757	107,813
Deferred income taxes	(206,740)	30,919	290,645	(178,025)
(Increase) decrease in assets:
Short term investments	(250,189)	(220,331)	401,722	753,311
Premiums receivable, net	(282,520)	(13,718)	(274,425)	(278,103)
Receivables - reinsurance contracts	785,514	408,638	(782,462)	(739,801)
Reinsurance recoverable, net	(2,462,743)	(1,001,254)	(2,326,653)	833,606
Deferred acquisition costs	(138,762)	(131,833)	(167,103)	(28,712)
Other assets	(34,027)	99,890	(117,558)	(190,488)
Increase (decrease) in liabilities:
Loss and loss adjustment expenses	3,917,001	1,006,204	604,784	111,683
Unearned premiums	899,026	886,210	831,864	533,238
Reinsurance balances payable	(243,469)	179,739	1,219,459	732,637
Deferred ceding commission revenue	150,087	573,239	(569,788)	639,078
Accounts payable, accrued liabilities and other liabilities	256,329	325,572	(43,870)	(36,204)
Income taxes payable	435,490	284,435	(717,819)	190,012
Net cash flows provided by (used in) operations	4,672,203	3,592,642	(433,766)	3,187,679

Cash flows used in investing activities:
Purchase of fixed assets	(161,527)	(58,280)	(72,209)	(112,764)
Purchase—fixed-maturity securities	(6,039,787)	(1,702,869)	(3,179,756)	(2,097,933)
Purchase—equity securities	(562,967)	(97,897)	(1,023,798)	-
Sale or maturity—fixed-maturity securities	3,120,431	597,000	1,615,448	1,672,000
Sale—equity securities	95,001	-	249,491	-
Policyholder distribution upun demutualization	-	-	(534,069)	-
Other investing activities	(301,694)	5,768	-	(301,694)
Net cash flows used in investing activities	(3,850,543)	(1,256,278)	(2,944,893)	(840,391)

Cash flowsused in financing activities:
Payment of accrued interest on surplus notes	-	(125,000)	-	-
Principal payment on mortgage payable	(55,199)	(52,829)	(542,443)	(27,767)
Net cash flows used in financing activities	(55,199)	(177,829)	(542,443)	(27,767)

Increase (decrease) in cash and cash equivalents	766,461	2,158,535	(3,921,102)	2,319,521
Cash and cash equivalents, beginning of year	4,481,698	2,323,163	5,248,159	4,481,698
Cash and cash equivalents, end of year	$5,248,159	$4,481,698	$1,327,057	$6,801,219

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$615,170	$36,863	$906,184	$374,169
Cash paid for interest	$30,506	$42,095	$10,830	$11,002

See accompanying notes to consolidated financial statements.

Commercial Mutual Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements

Note 1—	Nature of Business

Commercial Mutual Insurance Company (the “Company” or “CMIC”) offers property and casualty insurance products to small businesses and individuals in New York State.

In March 2007, the Company’s Board of Directors approved a resolution to convert (demutualize) CMIC from an advance premium cooperative insurance company to a domestic stock property and casualty insurance company pursuant to Section 7307 of the New York Insurance Law. The charter, by-laws and plan of conversion were submitted to the New York State Insurance Department (“Insurance Department”) and approved on April 15, 2009. On June 8, 2009 the eligible policyholders of CMIC voted in favor of the conversion by the required 2/3 majority. On June 30, 2009, the Insurance Department gave final approval of the demutualization to become effective July 1, 2009. The plan of conversion called for each eligible policyholder to receive a distribution from policyholders’ surplus based upon their equitable share in CMIC in the form of cash aggregating $534,069. Upon the execution of the conversion, CMIC’s name was changed to Kingstone Insurance Company (“KICO”).

As of June 30, 2009, Kingstone Companies, Inc. (“Kingstone”), formerly DCAP Group, Inc., held two surplus notes issued by CMIC in the aggregate principal amount of $3,750,000. Previously accrued and unpaid interest on the notes as of June 30, 2009 was approximately $2,246,000.  The surplus notes were past due and provided for interest at the prime rate or 8.5% per annum, whichever is less. Payments of principal and interest on the surplus notes could only be made out of the surplus of CMIC and required the approval of the Insurance Department.

Pursuant to the plan of conversion, Kingstone acquired a 100% equity interest in KICO on July 1, 2009, in consideration for the exchange of the $3,750,000 principal amount of surplus notes of CMIC. In addition, Kingstone forgave all accrued and unpaid interest of approximately $2,246,000 on the surplus notes as of the date of conversion.

Note 2—	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of CMIC and its subsidiaries, CMIC Properties, Inc. (“CMIC Properties”) and 15 Joys Lane, LLC (“15 Joys Lane”), which owns the land and building that CMIC operates from. Through December 31, 2007, CMIC Properties owned a 70% membership interest in 15 Joys Lane. As a result of the majority ownership, 15 Joys Lane is consolidated with CMIC Properties and the minority interests are recorded separately. On March 31, 2008, CMIC Properties exercised its option to purchase the remaining 30% membership interest of 15 Joys Lane for $301,694.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant inter-company transactions have been eliminated in consolidation.

Revenue Recognition

Net Premiums Earned

Insurance policies issued by the Company are short-duration contracts. Accordingly, premium revenue, net of premiums ceded to reinsurers, is recognized as earned in proportion to the amount of insurance protection provided, on a pro-rata basis over the terms of the underlying policies. Unearned premiums represent premium applicable to the unexpired portions of in-force insurance contracts at the end of each year.

Ceding Commission Revenue

Commissions on reinsurance premiums ceded are earned in a manner consistent with the recognition of the costs of the reinsurance, generally on a pro-rata basis over the terms of the policies reinsured. Certain reinsurance agreements contain provisions whereby the ceding commission rates vary based on the loss experience under the agreements. The Company records ceding commission revenue based on its current estimate of subject losses. The Company records adjustments to the ceding commission revenue in the period that changes in the estimated losses are determined.

Liability for Loss and Loss Adjustment Expenses (“LAE”)

The liability for loss and LAE represents management’s best estimate of the ultimate cost of all reported and unreported losses that are unpaid as of the balance sheet date. The liability for loss and LAE is estimated on an undiscounted basis, using individual case-basis valuations, statistical analyses and various actuarial procedures. The projection of future claim payment and reporting is based on an analysis of the Company’s historical experience, supplemented by analyses of industry loss data. Management believes that the reserves for loss and LAE are adequate to cover the ultimate cost of losses and claims to date; however, because of the uncertainty from various sources, including changes in reporting patterns, claims settlement patterns, judicial decisions, legislation, and economic conditions, actual loss experience may not conform to the assumptions used in determining the estimated amounts for such liability at the balance sheet date. As adjustments to these estimates become necessary, such adjustments are reflected in expense for the period in which the estimates are changed. Because of the nature of the business historically written, the Company’s management believes that the Company has limited exposure to environmental claim liabilities. The Company recognizes recoveries from salvage and subrogation when received.

Reinsurance

In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers.

Reinsurance recoverable represents management’s best estimate of paid and unpaid loss and LAE recoverable from reinsurers. Ceded losses recoverable are estimated using techniques and assumptions consistent with those used in estimating the liability for loss and LAE. Management believes that reinsurance recoverables as recorded represent its best estimate of such amounts; however, as changes in the estimated ultimate liability for loss and LAE are determined, the estimated ultimate amount recoverable from the reinsurers will also change. Accordingly, the ultimate recoverable could be significantly in excess of or less than the amount indicated in the consolidated financial statements. As adjustments to these estimates become necessary, such adjustments are reflected in current operations. Loss and LAE incurred as presented in the consolidated statement of income and comprehensive income are net of reinsurance recoveries.

The Company accounts for reinsurance in accordance with Statement of Financial Accounting Standards No. 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts” (“SFAS No. 113”). Management has evaluated its reinsurance arrangements and determined that significant insurance risk is transferred to the reinsurers. Reinsurance agreements have been determined to be short-duration prospective contracts and, accordingly, the costs of the reinsurance are recognized over the life of the contract in a manner consistent with the earning of premiums on the underlying policies subject to the reinsurance contract.

In preparing financial statements, management estimates uncollectible amounts receivable from reinsurers based on an assessment of factors including the creditworthiness of the reinsurers and the adequacy of collateral obtained, where applicable. The allowance for uncollectible reinsurance at December 31, 2008 and 2007, and June 30, 2009 (unaudited) was $74,039, $100,000 and $74,039, respectively. The Company did not expense any uncollectible reinsurance for the years ended December 31, 2008 and 2007, and the six months ended June 30, 2009 (unaudited) and 2008 (unaudited). Significant uncertainties are inherent in the assessment of the creditworthiness of reinsurers and estimates of any uncollectible amounts due from reinsurers. Any change in the ability of the Company’s reinsurers to meet their contractual obligations could have a detrimental impact on the consolidated financial statements and the Company’s Insurance Subsidiaries’ ability to meet their regulatory capital and surplus requirements.

Cash and Cash Equivalents

Cash and cash equivalents are presented at cost, which approximates fair value. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company maintains its cash balances at several financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) secures accounts up to $250,000 at these institutions through December 31, 2009 at which time the insured limit is scheduled to revert back to $100,000. Management monitors balances in excess of insured limits and believes they do not represent a significant credit risk to the Company.

Investments

The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”), which requires that fixed-maturity and equity securities that have readily determined fair values be segregated into categories based upon the Company’s intention for those securities. In accordance with SFAS 115, the Company has classified its fixed-maturity and equity securities as available-for-sale. The Company may sell its available-for-sale securities in response to changes in interest rates, risk/reward characteristics, liquidity needs or other factors.

Fixed-maturity securities and equity securities are reported at their estimated fair values based on quoted market prices or a recognized pricing service, with unrealized gains and losses, net of tax effects, reported as a separate component of comprehensive income in policyholder’s surplus. Realized gains and losses are determined on the specific identification method.

Investment income is accrued to the date of the financial statements and includes amortization of premium and accretion of discount on fixed maturities. Interest is recognized when earned, while dividends are recognized when declared.

Impairment of investment securities results in a charge to operations when a market decline below cost is deemed to be other-than-temporary. The Company regularly reviews its fixed-maturity and equity securities portfolios to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments In evaluating potential impairment, management considers, among other criteria: the current fair value compared to amortized cost or cost, as appropriate; the length of time the security’s fair value has been below amortized cost or cost; management’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value to cost or amortized cost; specific credit issues related to the issuer; and current economic conditions. Other-than-temporary impairment (“OTTI”) losses result in a permanent reduction of the cost basis of the underlying investment. For the six months ended June 30, 2009 (unaudited) the Company recorded an impairment write-down of $225,192. For the years ended December 31, 2008 and 2007 and the six months ended 2008 (unaudited) the Company did not record impairment write-downs.

Fair Value

The fair value hierarchy in SFAS 157 prioritizes fair value measurements into three levels based on the nature of the inputs. Quoted prices in active markets for identical assets or liabilities have the highest priority (“Level 1”), followed by observable inputs other than quoted prices, including prices for similar but not identical assets or liabilities (“Level 2”) and unobservable inputs, including the reporting entity’s estimates of the assumptions that market participants would use, having the lowest priority (“Level 3”).

For investments in active markets, the Company uses quoted market prices to determine fair value. In circumstances where quoted market prices are unavailable, the Company utilizes fair value estimates based upon other observable inputs including matrix pricing, benchmark interest rates, market comparables and other relevant inputs.

Premiums Receivable

Premiums receivable are presented net of an allowance for doubtful accounts of approximately $41,000,  $49,000 and $58,000 at December 31, 2008 and 2007, and June 30, 2009 (unaudited) respectively. The allowance for uncollectible amounts is based on an analysis of amounts receivable giving consideration to historical loss experience and current economic conditions and reflects an amount that, in management’s judgment, is adequate. Uncollectible premiums receivable balances of $42,679 and $98,811 were written off for the years ended December 31 2008 and 2007, respectively. Uncollectible premiums receivable balances of $39,443 and $31,996 were written off for the six months ended June 30, 2009 (unaudited) and 2008 (unaudited) respectively.

Deferred Acquisition Costs and Deferred Ceding Commission Revenue

Acquisition costs represent the costs of writing business that vary with, and are primarily related to, the production of insurance business (principally commissions, premium taxes and certain underwriting salaries). Policy acquisition costs are deferred and recognized as expense as related premiums are earned.

Property and Equipment

Building and building improvements, furniture, leasehold improvements, computer equipment, and software are reported at cost less accumulated depreciation and amortization. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets. The Company estimates the useful life for computer equipment, computer software, furniture and other equipment is three years, and building and building improvements is 39 years.

The fair value of the Company’s real estate assets was based on an appraisal dated August 31, 2009. The fair value of the real estate assets are estimated to be in excess of the carrying value.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company will file a consolidated tax return with Kingstone for periods after June 30, 2009.

Assessments

Insurance related assessments are accrued in the period in which they have been incurred. A typical obligating event would be the issuance of an insurance policy or the occurrence of a claim. The Company is subject to a variety of assessments.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk are primarily cash and cash equivalents, investments and accounts receivable. Investments are diversified through many industries and geographic regions through the investment committee which employs different investment strategies. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash and investments. At December 31, 2008 and 2007, and June 30, 2009 (unaudited) the outstanding premiums receivable balance is generally diversified due to the number of entities composing the Company’s customer base, which is largely concentrated in the New York City area. To reduce credit risk, the Company obtains customer credit reports before it underwrites a policy. The Company also has receivables from its reinsurers. Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company periodically evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Management’s policy is to review all outstanding receivables at period end as well as the bad debt write-offs experienced in the past and establish an allowance for doubtful accounts, if deemed necessary.

Gross premiums earned from lines of business that subject the Company to concentration risk are as follows:

	Year ended		Six months ended
	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Personal Lines	61.3%	58.8%	65.3%	58.8%
Commercial Automobile	26.5%	27.4%	26.1%	27.7%
For Hire Physical Damage Only	9.4%	12.7%	4.9%	11.1%
Total premiums earned subject to concentration	97.2%	98.9%	96.3%	97.6%
Premiums earned not subject to concentration	2.8%	1.1%	3.7%	2.4%
Total premiums earned	100.0%	100.0%	100.0%	100.0%

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). This standard establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. The Company prospectively adopted SFAS no. 160 on January 1, 2009, which did not have a material effect on the Company’s consolidated financial condition and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This standard significantly changed the accounting for business combinations. Under FAS No. 141(R), an acquiring entity is required to recognize assets acquired and all liabilities assumed, at acquisition date fair value, with limited exceptions. In addition, transaction costs are no longer included in the measurement of the business acquired, but are expensed as they are incurred. FAS 141(R) applies to all business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company prospectively adopted the provisions of FAS 141(R) on January 1, 2009.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. This FSP is intended to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure the fair value of the asset. FSP FAS 142-3 requires an entity to disclose information related to the extent the expected future cash flows associated with the asset are affected by the entity’s intent and/or ability to renew or extend the arrangement. The provisions of FSP FAS 142-3 are to be applied prospectively to intangible assets acquired after January 1, 2009, although the disclosure provisions are required for all intangible assets recognized as of or subsequent to January 1, 2009. The Company adopted the provisions of FSP FAS 142-3 on January 1, 2009, which did not have a material effect on the Company’s consolidated financial condition and results of operations.

In April, 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). This FSP provides additional guidance to help an entity in determining whether a market for an asset is not active and when a price for a transaction is not distressed. The model includes the following two steps:

•	Determine whether there are factors present that indicate that the market for the asset is not active at the measurement date; and
•	Evaluate the quoted price (i.e., a recent transaction or broker price quotation) to determine whether the quoted price is not associated with a distressed transaction.

FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the provisions of FSP FAS 157-4 on January 1, 2009. The adoption did not have a material effect on the Company’s consolidated financial condition and results of operations.

In April 2009, the FASB issued FSP FAS 115-2, FAS 124-2, and EITF 99-20-b, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2”). FSP FAS 115-2 includes changes to the guidance for other-than-temporary impairments (“OTTI”) for fixed maturities. FSP FAS 155-2 required the Company to analyze impaired fixed maturity securities and determine whether the Company intends to sell or it is more likely than not that the Company will be required to sell the impaired securities. For those securities the Company is more likely than not able to retain, the Company must separate the OTTI into (a) the amount representing the credit loss, which is recorded in earnings, and (b) the amount related to all other factors, which is recorded in accumulated other comprehensive net loss. Previously, an entity was required to assess whether it has the intent and ability to hold a security to recovery in determining whether an impairment of that security is other-than-temporary. In addition, FSP FAS 115-2 requires entities to initially apply the provisions of the final standard to previously other-than-temporarily impaired instruments existing as of the effective date by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment reclassifies the noncredit portion of a previously other-than-temporarily impaired instrument held as of the effective date to accumulated other comprehensive net loss from retained earnings. FSP FAS 115-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the provisions of FSP FAS 115-2, on April 1, 2009. The adoption did not have a material effect on the Company’s consolidated financial condition and results of operations.

In April, 2009, the FASB issued FSP FAS 107-1/APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1”) This FSP amends FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments”, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. This FSP also amends APB Opinion No. 28, “Interim Financial Reporting”, to require those disclosures in all interim financial statements. The FSP is for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the provisions of FSP FAS 107-1 and APB 28-1 on April 1, 2009. The adoption did not have a material effect on the Company’s consolidated financial condition and results of operations, including disclosures.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165 requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. Effective for interim and annual periods ending after June 15, 2009, the Company implemented SFAS 165 as of April 1, 2009.  with no material impact on Company’s consolidated financial condition and results of operations. The Company has evaluated subsequent events through November 11, 2009, the date our financial statements were issued.

In June 2009, the FASB issued Statement No. 166, “Accounting for Transfers of Financial Assets,” (“SFAS No. 166”), an amendment to FASB Statement No. 140. SFAS No. 166 will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS No. 166 enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets. SFAS No. 166 will be effective for annual reporting periods beginning on or after January 1, 2010. Early application is not permitted. The Company is currently analyzing the impact this will have on its financial statements.

In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)”, (“SFAS No. 167”). SFAS No. 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities”, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. SFAS No. 167 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. SFAS No. 167 will be effective for annual reporting periods beginning on or after January 1, 2010. Early application is not permitted. The Company is currently analyzing the impact this will have on its financial statements.

In June 2009, the FASB issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). SFAS 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature. SFAS 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections. SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009. This will have an impact on the Company’s financial statement disclosures since all future references to authoritative accounting literature will be referenced in accordance with SFAS 168.

Note 3—	Investments

The amortized cost and fair value of investments in fixed-maturity securities and equities are summarized as follows:

	December 31, 2008			December 31, 2007
	Cost or	Aggregate	Unrealized	Cost or	Aggregate	Unrealized
	Amortized	Fair	Gains/	Amortized	Fair	Gains/
Category	Cost	Value	(Losses)	Cost	Value	(Losses)

Fixed-Maturity Securities:
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies	$1,304,194	$1,364,845	$60,651	$2,772,094	$2,808,813	$36,719

Political subdivisions of States,
Territories and Possessions	2,388,938	2,382,158	(6,780)	-	-	-

Corporate and other bonds
Industrial and miscellaneous	3,983,914	3,850,120	(133,794)	2,035,754	1,907,594	(128,160)
Total fixed-maturity securities	7,677,046	7,597,123	(79,923)	4,807,848	4,716,407	(91,441)

Equity Securities:
Preferred stocks	373,556	253,200	(120,356)	251,042	189,900	(61,142)
Common stocks	723,637	650,517	(73,120)	409,560	550,079	140,519
Total equity securities	1,097,193	903,717	(193,476)	660,602	739,979	79,377

Total	$8,774,239	$8,500,840	$(273,399)	$5,468,450	$5,456,386	$(12,064)

	June 30, 2009
	Cost or	Aggregate	Unrealized
	Amortized	Fair	Gains/
Category	Cost	Value	(Losses)
		(unaudited)
Fixed-Maturity Securities:
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies	$3,005,833	$3,072,384	$66,551

Political subdivisions of States,
Territories and Possessions	3,144,221	3,197,177	52,956

Corporate and other bonds
Industrial and miscellaneous	2,941,650	2,996,692	55,042
Total fixed-maturity securities	9,091,704	9,266,253	174,549

Equity Securities:
Preferred stocks	251,042	170,000	(81,042)
Common stocks	1,629,249	1,653,045	23,796
Total equity securities	1,880,291	1,823,045	(57,246)

Total	$10,971,995	$11,089,298	$117,303

A summary of the amortized cost and fair value of the Company’s investments in fixed-maturity securities by contractual maturity is shown below:

	December 31, 2008		June 30, 2009
	Amortized		Amortized
Remaining Time to Maturity	Cost	Fair Value	Cost	Fair Value
			(unaudited)
Less than one year	$850,816	$1,030,307	$1,452,743	$1,469,389
One to five years	5,404,782	4,999,981	3,986,598	4,120,219
Five to ten years	1,421,448	1,566,835	3,145,512	3,149,050
More than 10 years	-	-	506,851	527,595
Total	$7,677,046	$7,597,123	$9,091,704	$9,266,253

The actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without penalties.

Major categories of the Company’s net investment income are summarized as follows:

	Year ended		Six months ended
	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Income
Fixed-maturity securities	$231,360	$191,433	$159,142	$111,082
Equity securities	37,028	29,799	35,023	15,553
Cash and cash equivalents	132,522	212,968	33,661	78,948
Other	12,065	11,252	362	866
Total	412,975	445,452	228,188	206,448
Expenses
Investment expenses	58,062	9,863	64,544	6,365
Net investment income	$354,913	$435,589	$163,644	$200,083
Proceeds from the sale and maturity of fixed-maturity securities were $3,120,431 and $597,000 for the years ended December 31, 2008 and 2007, respectively. Proceeds from the sale and maturity of fixed-maturity securities were $1,615,448 and $1,672,000 for the six months ended June 30, 2009 (unaudited) and 2008 (unaudited), respectively.

Proceeds from the sale of equity securities were $95,001 and $-0- for the years ended December 31, 2008 and 2007, respectively. Proceeds from the sale of equity securities were $249,491 and $-0- for the six months ended June 30, 2009 (unaudited) and 2008 (unaudited), respectively.

The Company’s gross realized gains and losses on investments are summarized as follows:

	Year ended		Six months ended
	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Fixed-maturity securities
Gross realized gains	$37,188	$-	$92,515	$-
Gross realized losses	(188,758)	-	-	-
	(151,570)	-	92,515	-

Equity securities
Gross realized gains	17,017	-	8,551	-
Gross realized losses	(48,348)	-	-	-
	(31,331)	-	8,551	-

Other-than-temporary impairment losses
Fixed-maturity securities	-	-	(225,192)	-
Equity securities	-	-	-	-
	-	-	(225,192)	-
Net realized gains (losses)	$(182,901)	$-	$(124,126)	$-

Impairment Review

The Company regularly reviews its fixed-maturity securities and equity securities portfolios to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. In evaluating potential impairment, management considers, among other criteria: (i) the current fair value compared to amortized cost or cost, as appropriate; (ii) the length of time the security’s fair value has been below amortized cost or cost; (iii) specific credit issues related to the issuer such as changes in credit rating, reduction or elimination of dividends or non-payment of scheduled interest payments; (iv) management’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in value to cost; and (v) current economic conditions.

OTTI losses are recorded in the statement of income as net realized losses on investments and result in a permanent reduction of the cost basis of the underlying investment. The determination of OTTI is a subjective process and different judgments and assumptions could affect the timing of loss realization. The Company determined there was no OTTI for the years ended December 31, 2008 and 2007, and six months ended June 30, 2009 (unaudited) and 2008 (unaudited). Significant factors influencing the Company’s determination that unrealized losses were temporary included the magnitude of the unrealized losses in relation to each securities’ cost, the nature of the investment and management’s intent and ability to retain the investment for a period of time sufficient to allow for anticipated recovery of fair value to the Company’s cost basis.

The following table shows the number and amount of fixed-maturity securities and equity securities that the Company determined were OTTI for the years ended December 31, 2008 and 2007, and six months ended June 30, 2009 (unaudited) and 2008 (unaudited). This resulted in recording impairment write-downs as part of net realized gains (losses) on investments indicated, and reduced the unrealized loss in other comprehensive loss.

	Year ended				Six months ended
	December 31,				June 30,
	2008		2007		2009		2008
	No.	Amount	No.	Amount	No.	Amount	No.	Amount
					(unaudited)
Corporate and other bonds	-	$-	-	$-	1	$(225,192)	-	$-
Equity securities	-	-	-	-	-	-	-	-
Total	-	$-	-	$-	1	$(225,192)	-	$-

The Company held securities with unrealized losses representing declines that were considered temporary at December 31, 2008 and 2007, and June 30, 2009 (unaudited) as follows:

	December 31, 2008
	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Category	Value	Losses	Value	Losses	Value	Losses

Fixed-Maturity Securities:
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies	$-	$-	$-	$-	$-	$-

Political subdivisions of States,
Territories and Possessions	2,278,766	(22,604)	-	-	2,278,766	(22,604)

Corporate and other bonds	-	-	-	-	-	-
Industrial and miscellaneous	-	-	1,025,582	(283,349)	1,025,582	(283,349)
Total fixed-maturity securities	$2,278,766	$(22,604)	$1,025,582	$(283,349)	$3,304,348	$(305,953)

Equity Securities:
Preferred stocks	$113,100	$(9,456)	$140,100	$(110,900)	$253,200	$(120,356)
Common stocks	341,501	(94,151)	63,060	(34,837)	404,561	$(128,988)
Total equity securities	$454,601	$(103,607)	$203,160	$(145,737)	$657,761	$(249,344)

	December 31, 2007
	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Category	Value	Losses	Value	Losses	Value	Losses

Fixed-Maturity Securities:
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies	$-	$-	$-	$-	$-	$-

Political subdivisions of States,
Territories and Possessions	-	-	-	-	-	-

Corporate and other bonds	-	-	-	-	-	-
Industrial and miscellaneous	347,154	(3,056)	830,906	(129,234)	1,178,059	(132,290)
Total fixed-maturity securities	$347,154	$(3,056)	$830,906	$(129,234)	$1,178,059	$(132,290)

Equity Securities:
Preferred stocks	$189,900	$(61,100)	$-	$-	$189,900	$(61,100)
Common stocks	87,300	(10,597)	-	-	87,300	(10,597)
Total equity securities	$277,200	$(71,697)	$-	$-	$277,200	$(71,697)

	June 30, 2009 (unaudited)
	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Category	Value	Losses	Value	Losses	Value	Losses

Fixed-Maturity Securities:
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies	$-	$-	$-	$-	$-	$-

Political subdivisions of States,
Territories and Possessions	339,484	(7,874)	263,098	(2,048)	602,582	(9,921)

Corporate and other bonds
Industrial and miscellaneous	148,770	(1,230)	883,300	(26,846)	1,032,070	(28,076)
Total fixed-maturity securities	$488,254	$(9,104)	$1,146,398	$(28,894)	$1,634,652	$(37,997)

Equity Securities:
Preferred stocks	$-	$-	$170,000	$(81,000)	$170,000	$(81,000)
Common stocks	271,908	(70,217)	101,220	(45,649)	373,128	(115,866)
Total equity securities	$271,908	$(70,217)	$271,220	$(126,649)	$543,128	$(196,866)

Note 4—	Fair Value Measurements

On January 1, 2008, the Company adopted SFAS No. 157 regarding fair value measurements. The valuation technique used to fair value the financial instruments is the market approach which uses prices and other relevant information generated by market transactions involving identical or comparable assets.

SFAS No. 157 establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different levels of the hierarchy, the classification is based on the lowest level input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are traded, including during period of market disruption, and the reliability and transparency of the assumptions used to determine fair value. The hierarchy requires the use of observable market data when available. The levels of the hierarchy and those investments included in each are as follows:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Included are those investments traded on an active exchange, such as the NASDAQ Global Select Market, U.S. Treasury securities and obligations of U.S. government agencies, together with municipal bonds, corporate debt securities that are generally investment grade.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs.

Level 3—Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement. Material assumptions and factors considered in pricing investment securities and other assets may include appraisals, projected cash flows, market clearing activity or liquidity circumstances in the security or similar securities that may have occurred since the prior pricing period. Included in this valuation methodology is the real estate assets owned by the Company that are utilized in its operations.

The availability of observable inputs varies and is affected by a wide variety of factors. When the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment. The degree of judgment exercised by management in determining fair value is greatest for investments categorized as Level 3. For investments in this category, the Company considers prices and inputs that are current as of the measurement date. In periods of market dislocation, as characterized by current market conditions, the observability of prices and inputs may be reduced for many instruments. This condition could cause a security to be reclassified between levels.

The Company’s investments are allocated among pricing input levels as follows:

	December 31, 2008				June 30, 2009
($ in thousands)	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
					(unaudited)
Fixed-maturity investments
U.S. Treasury securities
and obligations of U.S.
government corporations
and agencies	$1,365	$-	$-	$1,365	$3,072	$-	$-	$3,072

Political subdivisions of
States, Territories and
Possessions	2,382	-	-	2,382	3,197	-	-	3,197

Corporate and
other bonds	3,850	-	-	3,850	2,997	-	-	2,997

Total fixed maturities	7,597	-	-	7,597	9,266	-	-	9,266
Equity investments	904	-	-	904	1,823	-	-	1,823
Short term investments	1,213	-		1,213	812			812
Total investments	9,714	-	-	9,714	11,901	-	-	11,901

Cash and
cash equivalents	5,248	-	-	5,248	1,327	-	-	1,327
Total	$14,962	$-	$-	$14,962	$13,228	$-	$-	$13,228

Note 5—	Reinsurance

Personal Lines business is reinsured under a 75% quota share treaty which provides coverage up to $700,000 per occurrence.  For treaty year ended June 30, 2009, an excess of loss contract provides $1.1 million in coverage excess of the $700,000 for a total coverage of $1.8 million per occurrence.  The Company’s retention is 25% of the quota share amount of $700,000 or $175,000.  The company purchased $24.0 million of property catastrophe reinsurance and retains the first $500,000 of any catastrophic loss.

For treaty year ended June 30, 2010, an excess of loss contract provides $1.2 million in coverage excess of the $700,000 for a total coverage of $1.9 million per occurrence.  The Company’s retention is 25% of the quota share amount of $700,000 or $175,000.  The company purchased $29.0 million of property catastrophe reinsurance and retains the first $500,000 of any catastrophic loss.

Commercial Auto quota share treaty, expiring December 31, 2009,  provides for coverage of 50% of the first $300,000 per occurrence.  An excess of loss contract provides coverage of $1.7 million in excess of the $300,000 quota share coverage for a total coverage of $2 million per occurrence.  The maximum Company retention is 50% of the quota share amount of $300,000 or $150,000 per occurrence.

Commercial Lines business other than auto written by the Company is reinsured under an 85% quota share treaty, expiring December 31, 2009.  Personal Umbrella business written is reinsured under a 90% quota share limiting the Company to a maximum of $100,000 per risk.

Through quota share, excess of loss and catastrophe reinsurance agreements, the Company limits its exposure to a maximum loss on any one risk as follows:

Maximum
Loss
Line of business	Exposure
Casualty and property (personal lines)
July 1, 2006 - June 30, 2009	$175,000
July 1, 2005 - June 30, 2006	$140,000
July 1, 2003 - June 30, 2005	$75,000
July 1, 2002 - June 30, 2003	$100,000
January 1, 2002 - June 30, 2002	$100,000

Basic auto physical damage
January 1, 2006 - December 31, 2007	100% of covered loss
October 1, 2003 - December 31, 2005	40% of covered loss

Private passenger auto
July 1, 2007 - December 31, 2008	25% of covered loss

Casualty and property (commercial lines)
October 1, 2002 - December 31, 2003	$100,000
July 1, 1999 - October 1, 2002	$25,000

Commercial auto liability
January 1, 2007 - December 31, 2008	$150,000
January 1, 2005 - December 31, 2006	$150,000
January 1, 2004 - December 31, 2004	$120,000
January 1, 2002 - December 31, 2003	$100,000

Commercial auto physical damage
January 1, 2007 - December 31, 2007	50% of covered loss
January 1, 2004 - December 31, 2006	40% of covered loss
January 1, 2002 - December 31, 2003	100% of covered loss

The Company’s reinsurance program is structured to enable it to reflect significant reductions in premiums written and earned and also provides income as a result of ceding commissions earned pursuant to the quota share reinsurance contracts. This structure has enabled the Company to significantly grow its premium volume while maintaining regulatory capital and other financial ratios generally within or below the expected ranges used for regulatory oversight purposes. The Company’s participation in reinsurance arrangements does not relieve the Company’s from its obligations to policyholders.

Approximate reinsurance recoverables by reinsurer are as follows:

	Unpaid	Paid
($ in thousands)	Losses	Losses	Total
December 31, 2008
Motors Insurance Corporation	$4,449	$89	$4,538
SCOR Reinsurance Company	1,189	14	1,203
Odyssey America Reinsurance Company	624	18	642
Others	3,347	49	3,396
Total	$9,609	$170	$9,779

December 31, 2007
Motors Insurance Corporation	$2,528	$203	$2,731
Allied World Assurance Company	1,182	139	1,321
Folksamerica Reinsurance Company	958	41	999
Arch Reinsurance Company	723	63	786
Odyssey America Reinsurance Company	579	78	657
Others	769	122	891
Total	$6,739	$646	$7,385

June 30, 2009 (unaudited)
Motors Insurance Corporation	$4,362	$751	$5,113
SCOR Reinsurance Company	1,169	184	1,354
Allied World Assurance Company	1,126	133	1,259
Folksamerica Reinsurance Company	819	0	819
Arch Reinsurance Company	499	13	512
Others	2,005	186	2,191
Total	$9,980	$1,268	$11,248

To reduce the Company’s credit exposure to reinsurance, the net ceded recoverable balances due from Scor Reinsurance Company and Motors Insurance Corporation (related to all quota share and excess of loss reinsurance agreements effective January 1, 2006 and subsequent) were secured pursuant to collateralized trust agreements.  Assets held in these two trusts are not included in the Company’s invested assets and investment income earned on these assets is credited to the two reinsurers respectively.  Net reinsurance recoverables from Scor Re and Motors in total that were secured by these agreements were $10,673,000 and $7,261,000 at December 31, 2008 and 2007, respectively. Net recoverables were $6,985,000 at June 30, 2009 (unaudited).  These trust agreements do not cover any recoverables from reinsurance agreements effective prior to January 1, 2006.

Reinsurance recoverable from Allied World Assurance Company are guaranteed by an irrevocable bank letter of credit.

Ceding Commissions

The Company earns ceding commissions under its quota share reinsurance agreements based on a sliding scale of commission rates and ultimate treaty year loss ratios on the policies reinsured under each of these agreements. The sliding scale includes minimum and maximum commission rates in relation to specified ultimate loss ratios.  The commission rate and ceding commissions earned increase when the estimated ultimate loss ratio decreases and, conversely, the commission rate and ceding commissions earned decrease when the estimated ultimate loss ratio increases.

As of December 31, 2008 and June 30, 2009 (unaudited) the Company’s estimated ultimate loss ratios attributable to these contracts are lower than the contractual ultimate loss ratios at which the minimum amount of ceding commissions can be earned. Accordingly, the Company has recorded ceding commissions earned that are greater than the minimum commissions.

Ceding commissions for the years ended December 31, 2009 and 2008, six months ended June 30, 2009 (unaudited) and June 30, 2008 (unaudited) consist of the following:

	Year ended		Six months ended
	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Ceded commission on reinsurance treaties	$4,420,994	$3,792,961	$3,934,849	$1,339,475
Contingent commission ceded	1,414,599	952,659	222,498	1,345,821
	$5,835,593	$4,745,620	$4,157,347	$2,685,296

Note 6—	Deferred Acquisition Costs and Deferred Ceding Commission Revenue

Acquisition costs incurred and policy-related ceding commission revenue are deferred and amortized to income on property and casualty business as follows:

	Year ended		Six months ended
	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Net deferred acquisition costs net of ceding
commission revenue, January 1	$(760,139)	$(318,733)	$(771,464)	$(760,139)

Cost incurred and deferred during years:
Commissions and brokerage	4,143,904	3,870,405	2,232,371	2,057,051
Other underwriting and acquisition costs	728,776	780,464	450,377	309,840
Ceding commission revenue	(6,182,984)	(5,318,858)	(3,328,081)	(3,212,682)
Net deferred acquisition costs net of ceding
commission revenue deferred during year	(1,310,304)	(667,989)	(645,333)	(845,792)
Amortization	1,298,979	226,584	1,382,223	235,426
	(11,325)	(441,405)	736,890	(610,366)

Net deferred acquisition costs net of ceding
commission revenue, end of period	$(771,464)	$(760,139)	$(34,574)	$(1,370,505)

Ending balances for deferred acquisition costs and deferred ceding commission revenue is as follows:

	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Deferred acquisition costs	2,498,700	2,359,938	2,665,802	2,388,651
Deferred ceding commission revenue	(3,270,164)	(3,120,077)	(2,700,376)	(3,759,155)
Balance at end of period	$(771,464)	$(760,139)	$(34,574)	$(1,370,505)

Note 7—	Property and Equipment

The components of property and equipment are summarized as follows:

		Accumulated
	Cost	Depreciation	Net
December 31, 2008
Building	$1,313,078	$(215,037)	$1,098,041
Land	132,097	-	132,097
Furniture	4,094	(1,027)	3,067
Leasehold improvements	-	-	-
Computer equipment and software	244,550	(100,405)	144,145
Automobile	50,028	(12,507)	37,521
Total	$1,743,847	$(328,976)	$1,414,871

December 31, 2007
Building	$1,167,387	$(139,610)	$1,027,777
Land	110,000	-	110,000
Furniture	451	(76)	375
Leasehold improvements	-	-	-
Computer equipment and software	162,708	(45,595)	117,113
Total	$1,440,546	$(185,281)	$1,255,265

June 30, 2009 (unaudited)
Building	$1,313,078	$(224,098)	$1,088,980
Land	132,097	-	132,097
Furniture	6,183	(1,825)	4,358
Leasehold improvements	-	-	-
Computer equipment and software	252,033	(137,081)	114,952
Automobile	50,028	(20,845)	29,183
Total	$1,753,419	$(383,849)	$1,369,570

Depreciation expense for the years ended December 31, 2008 and 2007 was $174,015 and $151,755, respectively. Depreciation expense for the six months ended June 30, 2009 (unaudited) and 2008 (unaudited) was $117,510 and $85,373, respectively.

Note 8—	Property and Casualty Insurance Activity

Premiums written, ceded and earned are as follows:

	Direct	Assumed	Ceded	Net
December 31, 2008
Premiums written	$24,735,109	$2,969	$(14,383,729)	$10,354,349
Change in unearned premiums	(899,579)	5,568	63,415	(830,596)
Premiums earned	$23,835,530	$8,537	$(14,320,314)	$9,523,753

December 31, 2007
Premiums written	$23,263,973	$23,031	$(14,945,456)	$8,341,548
Change in unearned premiums	(885,808)	-	258,041	(627,767)
Premiums earned	$22,378,165	$23,031	$(14,687,415)	$7,713,781

June 30, 2009 (unaudited)
Premiums written	$13,382,539	$2,904	$(8,922,250)	$4,463,193
Change in unearned premiums	(834,203)	2,339	857,878	26,014
Premiums earned	$12,548,336	$5,243	$(8,064,372)	$4,489,207

June 30, 2008 (unaudited)
Premiums written	$12,151,405	$(3,728)	$(6,543,093)	$5,604,584
Change in unearned premiums	(538,927)	5,689	(403,723)	(936,961)
Premiums earned	$11,612,478	$1,961	$(6,946,816)	$4,667,623

The components of the liability for loss and LAE expenses (“LAE”) and related reinsurance receivables are as follows:

	Gross	Reinsurance
	Liability	Receivables
December 31, 2008
Case-basis reserves	$10,696,354	$6,997,035
Loss adjustment expenses	2,154,000	1,069,000
IBNR reserves	2,736,646	1,617,965
Recoverable on paid losses	-	95,339
Total loss and loss adjustment expenses	$15,587,000	9,779,339
Unearned premiums		7,943,207
Total reinsurance receivables		$17,722,546

December 31, 2007
Case-basis reserves	$7,246,547	$4,493,045
Loss adjustment expenses	1,786,000	886,000
IBNR reserves	2,637,452	1,457,955
Recoverable on paid losses	-	548,024
Total loss and loss adjustment expenses	$11,669,999	7,385,024
Unearned premiums		7,874,780
Total reinsurance receivables		$15,259,804

June 30, 2009 (unaudited)
Case-basis reserves	$11,285,314	$7,351,732
Loss adjustment expenses	2,169,930	1,085,000
IBNR reserves	2,736,540	1,617,965
Recoverable on paid losses	-	1,193,417
Total loss and loss adjustment expenses	$16,191,784	11,248,114
Unearned premiums		8,801,085
Total reinsurance receivables		$20,049,199

The following table provides a reconciliation of the beginning and ending balances for unpaid losses and LAE for the years ended December 31, 2008 and 2007, and six months ended June 30, 2009 (unaudited) and 2008 (unaudited):

			Six months
	Year ended		ended
	December 31,		June 30,
	2008	2007	2009
			(unaudited)
Balance at January 1	$11,669,999	$10,862,596	$15,587,000
Less reinsurance recoverables	(6,837,000)	(6,489,260)	(9,684,000)
	4,832,999	4,373,336	5,903,000
Incurred related to:
Current year	5,022,377	4,068,740	2,747,008
Prior years	631,114	459,610	127,849
Total incurred	5,653,491	4,528,350	2,874,857

Paid related to:
Current year	2,734,113	2,071,089	1,536,856
Prior years	1,849,377	1,997,598	1,103,914
Total paid	4,583,490	4,068,687	2,640,770

Net balance at end of period	5,903,000	4,832,999	6,137,087
Add reinsurance recoverables	9,684,000	6,837,000	10,054,697
Balance at end of period	$15,587,000	$11,669,999	$16,191,784

Incurred losses and LAE are net of reinsurance recoveries under reinsurance contracts of $6,541,964 and $6,589,737 for the years ended December 31, 2008 and 2007, respectively. Incurred losses and LAE are net of reinsurance recoveries under reinsurance contracts of $4,648,158 and $2,455,132 for the six months ended June 30, 2009 (unaudited) and 2008 (unaudited), respectively.

Prior year incurred loss and LAE development is based upon numerous estimates by line of business and accident year. The Company’s management continually monitors claims activity to assess the appropriateness of carried case and IBNR reserves, giving consideration to Company and industry trends.

Loss and loss adjustment expense reserves

The reserving process for loss adjustment expense reserves provides for the Company’s best estimate at a particular point in time of the ultimate unpaid cost of all losses and loss adjustment expenses incurred, including settlement and administration of losses, and is based on facts and circumstances then known and including losses that have been incurred but not yet been reported. The process includes using actuarial methodologies to assist in establishing these estimates, judgments relative to estimates of future claims severity and frequency, the length of time before losses will develop to their ultimate level and the possible changes in the law and other external factors that are often beyond the Company’s control. The loss ratio projection method is used to estimate loss reserves. The process produces carried reserves set by management based upon the actuaries’ best estimate and is the result of numerous best estimates made by line of business, accident year, and loss and loss adjustment expense. The amount of loss and loss adjustment expense reserves for reported claims is based primarily upon a case-by-case evaluation of coverage, liability, injury severity, and any other information considered pertinent to estimating the exposure presented by the claim. The amounts of loss and loss adjustment expense reserves for unreported claims are determined using historical information by line of insurance as adjusted to current conditions. Since this process produces loss reserves set by management based upon the actuaries’ best estimate, there is no explicit or implicit provision for uncertainty in the carried loss reserves.

Due to the inherent uncertainty associated with the reserving process, the ultimate liability may differ, perhaps substantially, from the original estimate. Such estimates are regularly reviewed and updated and any resulting adjustments are included in the current year’s results. Reserves are closely monitored and are recomputed periodically using the most recent information on reported claims and a variety of statistical techniques. Specifically, on at least a quarterly basis, the Company reviews, by line of business, existing reserves, new claims, changes to existing case reserves and paid losses with respect to the current and prior years.

Table below shows the method used by product line and accident year to select the estimated year-ending loss reserves:

Accident Year
Product Line	Most Recent	1st Prior	All Other

Fire	Loss Ratio	Loss Development	Loss Development
Homeowners	Loss Ratio	Loss Development	Loss Development
Multi-Family	Loss Ratio	Loss Development	Loss Development
Commercial multiple-peril property	Loss Ratio	Loss Development	Loss Development
Commercial multiple-peril liability	Loss Ratio	Loss Development	Loss Development
Other Liability	Loss Ratio	Loss Development	Loss Development
Commercial Auto Liability	Loss Ratio	Loss Development	Loss Development
Auto Physical Damage	Loss Ratio	Loss Development	Loss Development
Personal Auto Liability	Loss Ratio	Loss Development	Loss Development

Two key assumptions that materially impact the estimate of loss reserves are the loss ratio estimate for the current accident year and the loss development factor selections for all accident years. The loss ratio estimate for the current accident year is selected after reviewing historical accident year loss ratios adjusted for rate changes, trend, and mix of business.

The Company is not aware of any claims trends that have emerged or that would cause future adverse development that have not already been considered in existing case reserves and in its current loss development factors.

In New York State, lawsuits for negligence, subject to certain limitations, must be commenced within three years from the date of the accident or are otherwise barred. Accordingly, the Company’s exposure to IBNR for accident years 2005 and prior is limited although there remains the possibility of adverse development on reported claims. This is reflected by the loss development as of December 31, 2008 showing developed redundancies since 2005. However, there are no assurances that future loss development and trends will be consistent with its past loss development history, and so adverse loss reserves development remains a risk factor to the Company’s business.

The Company was previously a one-third participant in a pool arrangement. Effective November 1, 1997, the Company’s withdrew its participation in the pool arrangement. Accordingly, the Company will only be participating in losses and allocated loss adjustment expenses that occurred prior to that date. A reserve was established due to the potential that the pool will be unable to collect reinsurance on certain lead paint cases. The balance of the reserve was $74,000 as of December 31, 2008 and June 30, 2009 (unaudited).

Note 9—	Mortgage Payable

The office building that the Company owns and occupies in Kingston, New York was subject to a mortgage held by Provident Bank. The outstanding principal balance at December 31, 2008 was $542,443. In May 2009, The Company prepaid the entire principal balance in the amount of $524,268. Payments were bi-monthly at $3,650 each, including interest at 6.75%.

Note 10—	Surplus Notes

 Surplus Notes

On April 1, 1998 Eagle Insurance Company (“Eagle”), obtained a controlling interest of the Company by investing $3 million in the Company in the form of a Section 1307 surplus note. On March 12, 1999, Eagle purchased another surplus note in the amount of $750,000. Interest accrued on the surplus notes at a rate of the lesser of 8.5% per annum or prime. Payments of principal and interest on the surplus notes may be made only with the prior approval of the New York State Insurance Department (“Insurance Department”).

On January 31, 2006 the surplus notes with a principal amount of $3,750,000 were sold by Eagle to DCAP Group, Inc., currently known as Kingstone Companies, Inc (“Kingstone”).

In March 2007, the Company’s Board of Directors approved a resolution to convert (demutualize) CMIC from an advance premium cooperative insurance company to a domestic stock property and casualty insurance company pursuant to Section 7307 of the New York Insurance Law. The charter, by-laws and plan of conversion were submitted to the Insurance Department and approved on April 15, 2009. On June 8, 2009 the eligible policyholders of CMIC voted in favor of the conversion by the required 2/3 majority. On June 30, 2009, the Insurance Department gave final approval of the demutualization to become effective July 1, 2009. Upon the effectiveness of the conversion, CMIC’s name was changed to Kingstone Insurance Company (“KICO”).

Pursuant to the plan of conversion, Kingstone acquired a 100% equity interest in KICO in consideration of the exchange of the $3,750,000 principal amount of surplus notes of CMIC. In addition, Kingstone forgave all accrued and unpaid interest of $2,246,000 on the surplus notes as of the date of conversion.

The balance of surplus notes and accrued interest as of December 31, 2008 and 2007, and June 30, 2009 (unaudited) are as follows:

	December 31,	December 31,	June 30,
	2008	2007	2009
			(unaudited)
Surplus notes	$3,750,000	$3,750,000	$3,750,000
Accrued interest	2,185,704	1,997,031	2,246,461
Total	$5,935,704	$5,747,031	$5,996,461

Note 11—	Policyholders’ Surplus

Special Contingent Surplus

Special Contingent Surplus of $839,816, $783,219, and $868,989 has been recorded as of December 31, 2008, December 31, 2007, and June 30, 2009 (unaudited), respectively in compliance with Section 4109 of the New York State Insurance Law. This section of the law relates only to domestic mutual property/casualty insurance companies licensed to write specific kinds of insurance as defined in the law. The calculation of the Special Contingent Surplus has been made according to the law and is increased quarterly at a rate of 1.5% for additional net liability premiums received. In addition, the law specifies that impairment exists in the surplus of a mutual company if the value of its admitted assets is less than the sum of its liabilities and the carried Special Contingent Surplus as calculated on a Statutory basis No such impairment existed as of December 31, 2008, December 31,  2007 or June 30, 2009 (unaudited).

Unassigned Surplus

The plan of conversion called for each eligible policyholder to receive a distribution in the form of cash aggregating $534,069 based upon their equitable share in CMIC.  The equitable share of each eligible policyholder was determined by the ratio which the net premiums (gross premiums less return premiums and dividends paid) such eligible policyholder had properly and timely paid to CMIC on insurance policies in effect during the three years immediately preceding March 1, 2007 (“Credited Premiums”) bears to the total Credited Premiums received by CMIC from all eligible policyholders. The cash distribution of $534,069 was recorded at June 30, 2009 as a reduction to policyholders’ surplus.

In connection with the plan of conversion of CMIC, Kingstone has agreed with the Insurance Department that for a period of two years following the effective date of conversion of July 1, 2009, no dividend may be paid by KICO without the approval of the Insurance Department. Kingstone has also agreed with the Insurance Department that during the same two year period, any intercompany transaction between itself and KICO must be filed with the Insurance Department 30 days prior to implementation.

Note 12—	Income Taxes

The Company files a consolidated Federal income tax return. The provision for Federal, state and local income taxes consists of the following components:

	Year ended		Six months ended
	December 31,		June 30,
	2008	2007	2009	2008
			(unaudited)
Current Federal income tax expense	$1,000,033	$351,110	$145,482	$677,538
Current state income tax expense	9,729	11,572	1,480	3,729
Deferred Federal and State income tax expense	(206,739)	(53,435)	290,645	(307,950)
Provision for income taxes	$803,023	$309,247	$437,607	$373,317

Deferred tax assets and liabilities are determined using the enacted tax rates applicable to the period the temporary differences are expected to be recovered. Accordingly, the current period income tax provision can be affected by the enactment of new tax rates. The net deferred income taxes on the balance sheet reflect temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and income tax purposes, tax effected at a 35% rate. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,	December 31,	June 30,
	2008	2007	2009
			(unaudited)
Deferred tax asset:
Claims reserve discount	$126,617	$104,278	$131,702
Unearned premium	347,412	290,916	346,018
Receivables-reinsurance contacts	67,084	-	-
Loss and loss adjustment expenses	218,443	113,791	218,442
Deferred ceding commission revenue	1,111,856	1,060,826	918,128
Net unrealized depreciation of securities	65,782	4,102	-
Investment impairments	-	-	76,565
Capital loss carryforwards	69,249	13,087	34,886
Other	-	-	17,951
Total deferred tax assets	2,006,442	1,586,999	1,743,692

Deferred tax liability:
Deferred acquisition costs	849,558	802,379	906,373
Depreciation and amortization	60,770	9,979	34,909
Reinsurance recoverable	192,903	102,319	192,903
Receivables-reinsurance contacts	-	-	21,139
Net unrealized appreciation of securities	-	-	112,586
Other	3,946	68,649	-
Total deferred tax liabilities	1,107,177	983,326	1,267,910

Net deferred income tax (liability)/asset	$899,266	$603,673	$475,782

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. No valuation allowance against deferred tax assets has been established as the Company believes it is more likely than not the deferred tax assets will be realized.

The Company has not adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). As of December 31, 2008, Effective January 1, 2009 the Company adopted FIN 48 and had no material unrecognized tax benefit and no adjustments to liabilities or operations were required.

Note 13—	Employee Benefit Plans

The Company maintains a salary reduction plan under Section 401(k) of the Internal Revenue Code (“401(k) Plan”) for its qualified employees. The Company matches 100% of each participant’s contribution up to 4% of the participant’s eligible contribution. The Company incurred approximately $53,769 and $61,557 of expense for the years ended December 31, 2008 and 2007, respectively, related to the 401(k) Plan. The Company incurred approximately $35,299and $41,892 of expense for the six months ended June 30, 2009 (unaudited) and 2008 (unaudited), respectively, related to the 401(k) Plan.

Note 14—	Commitments and Contingencies

Litigation

From time to time, the Company is involved in various legal proceedings in the ordinary course of business. For example, to the extent a claim asserted by a third party in a law suit against one of the Company’s insureds covered by a particular policy, the Company may have a duty to defend the insured party against the claim. These claims may relate to bodily injury, property damage or other compensable injuries as set forth in the policy. Such proceedings are considered in estimating the liability for loss and LAE expenses. The Company is not subject to any other pending legal proceedings that management believes are likely to have a material adverse effect on the financial statements.

Employment Agreements

President and Chief Executive Officer

The Company’s President and Chief Executive Officer, John D. Reieresen, is employed pursuant to an employment agreement effective as of November 13, 2006 and amended as of January 25, 2008 (together, the “Reiersen Agreement”). The Reiersen Agreement, which expires on December 31, 2011, may be terminated by the Company at any time with or without cause upon written notice. In the event of termination by the Company, Mr. Reiersen will be entitled to receive six months severance and accrued vacation up to a maximum of 50 days. Pursuant to the Reiersen Agreement, Mr. Reiersen is entitled to receive an annual base salary of $256,500 (with increases of 5% on each of January 1, 2010 and 2011), plus additional customary benefits.  Mr. Reiersen’s title as President and Chief Executive Officer is subject to approval by the Board at the Company’s next annual meeting to be held in February 2010. Mr. Reiersen also receives a $2,000 annual fee for his position as a director of the Company.

Chief Investment Officer

The Company’s Chief Investment Officer, Barry B. Goldstein, is employed pursuant to an employment agreement effective as of July 1, 2008 (the “Goldstein Employment Agreement”), that expires on December 31, 2011. The Goldstein Agreement may be terminated by the Company at any time with or without cause upon written notice. In the event of termination by the Company, Mr. Goldstein will be entitled to receive a lump sum payment equal to six months salary. Mr. Goldstein is entitled to receive an annual salary at the rate of $150,000 per annum, with increases of 5% each of July 1, 2009; July 1, 2010; and July 1, 2011. Mr. Goldstein also receives a $6,500 annual fee for his position as the Company’s Chairman of the Board. Mr Goldstein is also President, Chief Executive Officer and Chairman of Kingstone Companies, Inc. (See Note 10).

Note 15—	Statutory Financial Information and Accounting Policies

For regulatory purposes, the Company’s Insurance Subsidiaries prepare their statutory basis financial statements in accordance with practices prescribed or permitted by the state they are domiciled in (“statutory basis” or “SAP”). The more significant SAP variances from GAAP are as follows:

•	Policy acquisition costs are charged to operations in the year such costs are incurred, rather than being deferred and amortized as premiums are earned over the terms of the policies.

•
Ceding commission revenues are earned when ceded premiums are written except for ceding commission revenues in excess of anticipated acquisition costs, which are deferred and amortized as ceded premiums are earned. GAAP requires that all ceding commission revenues be earned as the underlying ceded premiums are earned over the term of the reinsurance agreements.

•	Certain assets including certain receivables, a portion of the net deferred tax asset, prepaid expenses and furniture and equipment are not admitted.

•
Investments in fixed-maturity securities are valued at NAIC value for statutory financial purposes, which is primarily amortized cost. GAAP requires certain investments in fixed-maturity securities classified as available for sale, to be reported at fair value.

•	Certain amounts related to ceded reinsurance are reported on a net basis within the statutory basis financial statements. GAAP requires these amounts to be shown gross.

For SAP purposes, changes in deferred income taxes relating to temporary differences between net income for financial reporting purposes and taxable income are recognized as a separate component of gains and losses in surplus rather than included in income tax expense or benefit as required under GAAP.

State insurance laws restrict the ability of the Company to declare dividends. State insurance regulators require insurance companies to maintain specified levels of statutory capital and surplus. Generally, dividends may only be paid out of unassigned surplus, and the amount of an insurer’s unassigned surplus following payment of any dividends must be reasonable in relation to the insurer’s outstanding liabilities and adequate to meet its financial needs. In connection with the plan of conversion of CMIC, Kingstone has agreed with the Insurance Department that for a period of two years following the effective date of conversion of July 1, 2009, no dividend may be paid by KICO without the approval of the Insurance Department. Kingstone has also agreed with the Insurance Department that during the same two year period, any intercompany transaction between itself and KICO must be filed with the Insurance Department 30 days prior to implementation.

For the years ended December 31, 2008 and 2007, the Company had statutory basis net income of $1,477,897 and $1,471,262, respectively. For the six months ended June 30, 2009 (unaudited) and 2008 (unaudited), the Company had statutory basis net income of $463,407 and $1,034,550, respectively. At December 31, 2008 and 2007, and June 30, 2008 (unaudited) the Company had reported statutory basis surplus as regards policyholders of $7,765,936, $6,215,787 and $7,884,310, respectively, as filed with the Insurance Department.

Note 16—	Risk Based Capital

State insurance departments impose risk-based capital (“RBC”) requirements on insurance enterprises. The RBC Model serves as a benchmark for the regulation of insurance companies by state insurance regulators.  RBC provides for targeted surplus levels based on formulas, which specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk, and are set forth in the RBC requirements. Such formulas focus on four general types of risk: (a) the risk with respect to the company’s assets (asset or default risk); (b) the risk of default on amounts due from reinsurers, policyholders, or other creditors (credit risk); (c) the risk of underestimating liabilities from business already written or inadequately pricing business to be written in the coming year (underwriting risk); and, (d) the risk associated with items such as excessive premium growth, contingent liabilities, and other items not reflected on the balance sheet (off-balance-sheet risk). The amount determined under such formulas is called the authorized control level RBC (“ACLC”).

The RBC guidelines define specific capital levels based on a company’s ACLC that are determined by the ratio of the company’s total adjusted capital (“TAC”) to its ACLC. TAC is equal to statutory capital, plus or minus certain other specified adjustments.  The Company is in compliance with RBC requirements as of December 31, 2008 and 2007 and June 30, 2009 (unaudited).

Note 17—	Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet, for which it is practicable to estimate fair value. The company uses the following methods and assumptions in estimating its fair value disclosures for financial instruments:

Equity and fixed income investments:  Fair value disclosures for investments are included in “Note 2—Investments.”

Cash and short-term investments: The carrying values of cash and cash equivalents, and short-term investments approximate their fair values because of the short maturity of these investments.

Premiums receivable, reinsurance recoverable:  The carrying values reported in the accompanying balance sheets for these financial instruments approximate their fair values.

Real Estate Assets: The fair value of the land and building included in property and equipment, which is used in the Company’s operations is greater than the carrying value. The fair value was based on an appraisal dated August 31, 2009.

Reinsurance balances payable:  The carrying value reported in the balance sheet for these financial instruments approximates fair value.

The estimated fair values of our financial instruments are as follows:

	December 31, 2008		December 31, 2007		June 30, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
					(unaudited)
Cash and short-term investments	$5,248,159	$5,248,159	$4,481,698	$4,481,698	$1,327,057	$1,327,057
Premiums receivable	4,143,669	4,143,669	3,861,149	3,861,149	4,418,094	4,418,094
Receivables - reinsurance contracts	355,370	355,370	1,140,884	1,140,884	1,137,832	1,137,832
Reinsurance receivables	17,722,546	17,722,546	15,259,804	15,259,804	20,049,199	20,049,199
Real estate, net of
accumulated depreciation	1,230,138	1,510,000	1,137,777	1,510,000	1,221,077	1,510,000
Reinsurance balances payable	849,861	849,861	1,029,600	1,029,600	2,005,590	2,005,590
Mortgage payable	542,443	542,443	597,642	597,642	-	-
Surplus notes	5,935,704	5,935,704	5,747,031	5,747,031	5,996,461	5,996,461

Note 18—	Subsequent Events

See Policyholders’ Surplus (Note 11) and Surplus Notes (Note 10) for the de-mutualization of CMIC, name change, and conversion of surplus notes, all of which were effective as of July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

November 13, 2009	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President